Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 3, 2014, with respect to the combined statement of assets and liabilities for ETF Managers Group Commodity Trust I and individual statement of assets and liabilities of SIT Rising Rate ETF as of September 26, 2014 included in the Pre-Effective Amendment No 2 to the Registration Statement Form S-1.

/s/ WithumSmith+Brown, P.C.

New York, NY

January 12, 2015